EXHIBIT 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to the incorporation by reference in registration statements on Forms S-8 (Nos. 333-130747 and 333-143417) of CRM Holdings, Ltd. our report dated March 17, 2009 with respect to the consolidated financial statements financial statement schedules, and the effectiveness of internal control over financial reporting of CRM Holdings, Ltd. and subsidiaries, included in this Annual Report (Form 10-K) for the year ended December 31, 2008

/s/  JOHNSON LAMBERT & CO LLP

Burlington, Vermont
March 17, 2009

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